
   <ARTICLE>                   5
   <LEGEND>                    This schedule contains a summary financial
                               information extracted from the Newell
                               Rubbermaid Inc. and Subsidiaries Consolidated
                               Balance Sheets and Statements of Income and
                               is qualified in its entirety by reference to
                               such financial statements.
   <MULTIPLIER>                1,000

   <PERIOD-TYPE>                    12-MOS
   <FISCAL-YEAR-END>                DEC-31-1998
   <PERIOD-END>                     DEC-31-1998
   <CASH>                                86,554
   <SECURITIES>                               0
   <RECEIVABLES>                      1,078,530
   <ALLOWANCES>                         (34,157)<F1>
   <INVENTORY>                        1,033,488
   <CURRENT-ASSETS>                   2,450,649
   <PP&E>                             2,950,887<F2>
   <DEPRECIATION>                    (1,323,797)<F2>
   <TOTAL-ASSETS>                     6,289,155
   <CURRENT-LIABILITIES>              1,171,881
   <BONDS>                            1,393,865
   <PREFERRED-MANDATORY>                500,000
   <PREFERRED>                                0
   <COMMON>                             281,747
   <OTHER-SE>                         2,561,985
   <TOTAL-LIABILITY-AND-EQUITY>       6,289,155
   <SALES>                            6,183,674
   <TOTAL-REVENUES>                   1,822,814
   <CGS>                              4,360,860
   <TOTAL-COSTS>                      5,503,335
   <OTHER-EXPENSES>                    (136,634)
   <LOSS-PROVISION>                       5,488<F1>
   <INTEREST-EXPENSE>                   100,514
   <INCOME-PRETAX>                      816,973
   <INCOME-TAX>                         335,139
   <INCOME-CONTINUING>                  481,834
   <DISCONTINUED>                             0
   <EXTRAORDINARY>                            0
   <CHANGES>                                  0
   <NET-INCOME>                         481,834
   <EPS-BASIC>                           1.72
   <EPS-DILUTED>                           1.70

   <F1> Allowances for doubtful accounts are reported as contra account to accounts receivable. The Corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
   <F2> See notes to the consolidated financial statements.

